                                                                  EXHIBIT (c)(4)

                                VOTING AGREEMENT

     AGREEMENT (the "Agreement"), dated as of May 6, 1999, among Kirtland Capital Partners III L.P., an Ohio limited partnership ("Parent"), ISN Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("MergerCo"), and the stockholders of Instron Corporation, a Massachusetts corporation (the "Company"), signatory hereto (collectively referred to herein as the "Stockholders" and each, a "Stockholder"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as hereinafter defined).

                                  WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, MergerCo and the Company have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), providing for the merger of MergerCo and the Company (the "Merger");

     WHEREAS, as of the date hereof each Stockholder (i) is the owner of, and has full rights to vote, that number of shares (the "Owned Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), and (ii) is the beneficial owner of that number of shares of Common Stock (the "401(k) Shares") held for the benefit of such Stockholder in the Instron Corporation Savings and Security Plan (the "401(k) Plan"), set forth opposite such Stockholder's name on Schedule I hereto (the Owned Shares, together with the 401(k) Shares, the "Existing Shares," and together with any shares acquired by such Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of Options or by means of purchase, dividend, distribution or otherwise (including any shares of Series B Stock of the Company), the "Shares");

     WHEREAS, Parent desires each Stockholder to agree, and each Stockholder is willing to agree, not to transfer or otherwise dispose of any of such Stockholder's Shares and to vote, or to direct the voting of, the Shares in a manner so as to facilitate consummation of the Merger, as provided herein; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. TRANSFER OF SHARES.

     (a) TRANSFER AND ENCUMBRANCE. Other than as provided herein or in the Merger Agreement or those certain letter agreements of even date herewith between the Stockholders signatory thereto and Parent (the "Rollover Letter Agreements"), until the Expiration Date (as defined below), no Stockholder shall hereafter (i) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Shares, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Shares, or (iv) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (A) the Effective Time; and
(B) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

     (b) DISCLOSURE. The Stockholders hereby permit Parent and MergerCo to publish and disclose in the Schedule 13E-3 and the Proxy Statement, if applicable (including all documents and schedules filed with the SEC), their identity and ownership of the Shares and the nature of their commitments, arrangements and understandings under this Agreement.

     2. ADDITIONAL AGREEMENTS.

     (a) VOTING AGREEMENT. Each Stockholder shall, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, vote, or shall direct the trustee of the 401(k) Plan, in accordance with and to the extent permitted under the terms of such plan, to vote, as applicable, the Shares, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, and (ii) against any other Acquisition Proposal.

     (b) NO INCONSISTENT ARRANGEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Merger Agreement and the Rollover Letter Agreements, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares, Options or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares, Options or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares or Options, or (iv) deposit such Shares or Options into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or Options.

     (c) NO SOLICITATION. Each Stockholder hereby agrees that such Stockholder will not, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent or any of its affiliates or representatives) concerning any other Acquisition Proposal, except to the extent that the Company shall be so permitted pursuant to Section 7.5 of the Merger Agreement. Each Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any other Acquisition Proposal.

     3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder hereby represents and warrants to Parent as follows:

          (a) OWNERSHIP OF SHARES. Such Stockholder's ownership of the Owned Shares is set forth on Schedule I. Such Stockholder is the beneficial owner of the 401(k) Shares, as set forth on Schedule I. On the date hereof, the Owned Shares constitute all of the Shares owned by such Stockholder. On the date hereof, the 401(k) Shares constitute all of the Shares beneficially owned by such Stockholder pursuant to the 401(k) Plan. Except as noted in
     Schedule I hereto, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the Rollover Letter Agreements, and the terms of this Agreement and the Merger Agreement. Such Stockholder has the sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof to the trustee of the 401(k) Plan.

          (b) POWER; BINDING AGREEMENT. Each Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy or other similar laws relating to creditors' rights and general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest in any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

          (c) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof (A) conflicts with or results in any breach of any organizational documents applicable to the Stockholder, (B) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third-party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violates any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

          (d) NO ENCUMBRANCES. Except as set forth in Schedule I hereto or otherwise permitted by this Agreement, the Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian or, with respect to the 401(k) Shares, the trustee to the 401(k) Plan, for the benefit of such Stockholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Encumbrances set forth in Schedule I hereto or arising hereunder, under the Merger Agreement, under the Rollover Letter Agreements and under the terms of the 401(k) Plan.

          (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (f) RELIANCE BY PARENT. Each Stockholder understands and acknowledges that Parent is entering into, and causing MergerCo to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO. Each of Parent and MergerCo hereby represents and warrants to the Stockholders as follows:

          (a) POWER; BINDING AGREEMENT. Each of Parent and MergerCo has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and MergerCo will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and MergerCo and constitutes a valid and binding agreement of each of Parent and MergerCo, enforceable against each of Parent and MergerCo in accordance with its terms.

          (b) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and MergerCo and the consummation by each of Parent and MergerCo of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by each of Parent and MergerCo, the consummation by each of Parent and MergerCo of the transactions contemplated hereby or compliance by each of Parent and MergerCo with any of the provisions hereof (A) conflicts with or results in any breach of any organizational documents applicable to either of Parent or MergerCo, (B) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third-party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or MergerCo is a party or by which either of Parent or MergerCo or any of their properties or assets may be bound, or (C) violates any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to either of Parent or MergerCo or any of their properties or assets.

     5. WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives his rights under the Appraisal Rights Provisions with respect to the Shares.

     6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     7. STOP TRANSFER. The Stockholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     8. TERMINATION. The covenants and agreements of the Stockholders contained in this Agreement with respect to the Shares shall terminate upon the earlier of
(a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.

     9. MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement, together with the Rollover Letter Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, a Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

     (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to a Stockholder:         to such Stockholder's address set forth on Schedule
                             I hereto

With a copy to:              Goodwin, Procter & Hoar LLP
                             Exchange Place
                             Boston, MA 02109
                             Attention: Stuart M. Cable, P.C.
                                        Joseph L. Johnson III, P.C.
                             Telephone No.: (617) 570-1000
                             Telecopy No.: (617) 523-1231

                             and

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             One Beacon Street, 31st Floor
                             Boston, MA 02108
                             Attention: Thomas J. Dougherty, Esq.
                             Telephone No.: (617) 573-4820
                             Telecopy No.: (617) 573-4822

                             and

                             Bingham Dana LLP
                             150 Federal Street
                             Boston, MA 02110
                             Attention: John R. Utzschneider, Esq.
                             Telephone No.: (617) 951-8852
                             Telecopy No.: (617) 951-8736

If to a Parent or MergerCo:  Kirtland Capital Partners III L.P.
                             2550 SOM Center Road
                             Suite 105
                             Willoughby Hills, OH 44904
                             Attn: Raymond A. Lancaster
                             Telephone No.: (404) 585-9010
                             Telecopy No.: (404) 585-9699

With a copy to:              Jones, Day, Reavis & Pogue
                             901 Lakeside Avenue
                             Cleveland, OH 44114
                             Attn: Charles W. Hardin, Esq.
                             Telephone No.: (216) 586-7084
                             Telecopy No.: (216) 579-0212

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative or exclusive, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) NO THIRD PARTY BENEFICIARIES. Subject to the provisions of Section 9(c), this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) CHOICE OF LAW/CONSENT TO JURISDICTION. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its rules of conflict of laws. Each of Parent, MergerCo and the Stockholders hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts (the "Massachusetts Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Massachusetts Courts and agrees not to plead or claim in any Massachusetts Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the Commonwealth of Massachusetts, to appoint and maintain an agent in the Commonwealth of Massachusetts as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the Commonwealth of Massachusetts. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the Commonwealth of Massachusetts, each such party does hereby appoint CT Corporation, 2 Oliver Street, Boston, Massachusetts 02109, as such agent.

     (l) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (m) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     (n) NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of Chapter 110F of the Massachusetts General Laws and any applicable provision of the Company's articles of organization, the terms of this Agreement, including, without limitation, the voting provisions set forth in Section 2(a) of this Agreement, and (ii) this Agreement is executed by the parties hereto.

     (o) CONCERNING SERIES B STOCK. The Stockholders hereby irrevocably waive any and all rights to the payment of any dividends or distributions on the Series B Stock.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                          KIRTLAND CAPITAL PARTNERS III L.P.

                                          By: Kirtland Partners Ltd.,
                                            its General Partner

                                          By: /s/ RAYMOND A. LANCASTER
                                            ------------------------------------
                                          Name: Raymond A. Lancaster
                                          Title: Managing Member

                                          ISN ACQUISITION CORPORATION

                                          By: /s/ RAYMOND A. LANCASTER
                                            ------------------------------------
                                          Name: Raymond A. Lancaster
                                          Title: President

                                          STOCKHOLDERS:

                                          /s/ GEORGE S. BURR
                                          --------------------------------------
                                          George S. Burr

                                          /s/ HAROLD HINDMAN
                                          --------------------------------------
                                          Harold Hindman

                                          HAROLD HINDMAN TRUST

                                          By: /s/ ROBERT SHAPIRO
                                            ------------------------------------
                                          Name: Robert Shapiro, as Trustee

                                          -and-

                                          By: /s/ HAROLD HINDMAN
                                            ------------------------------------
                                          Name: Harold Hindman, as Trustee

                                          /s/ JOSEPH E. AMARAL
                                          --------------------------------------
                                          Joseph E. Amaral

                                          /s/ KENNETH L. ANDERSEN
                                          --------------------------------------
                                          Kenneth L. Andersen

                                          /s/ JOHN R. BARRETT
                                          --------------------------------------
                                          John R. Barrett

                                          /s/ JONATHAN L. BURR
                                          --------------------------------------
                                          Jonathan L. Burr

                                          THE JONATHAN L. BURR TRUST -- 1965

                                          By: /s/ PRESTON SAUNDERS
                                            ------------------------------------
                                          Name: Preston Saunders, as Trustee

                                          /s/ YAHYA GHARAGOZLOU
                                          --------------------------------------
                                          Yahya Gharagozlou

                                          /s/ ARTHUR D. HINDMAN
                                          --------------------------------------
                                          Arthur D. Hindman

                                          ARTHUR D. HINDMAN TRUST

                                          By: /s/ ROBERT SHAPIRO
                                            ------------------------------------
                                          Name: Robert Shapiro, as Trustee

                                          /s/ NANCY HINDMAN
                                          --------------------------------------
                                          Nancy Hindman

                                          BENJAMIN HINDMAN

                                          By: /s/ ARTHUR D. HINDMAN
                                            ------------------------------------
                                          Name: Arthur D. Hindman, as Custodian

                                          SARAH HINDMAN

                                          By: /s/ ARTHUR D. HINDMAN
                                            ------------------------------------
                                          Name: Arthur D. Hindman, as Custodian

                                          NATHANIEL HINDMAN

                                          By: /s/ ARTHUR D. HINDMAN
                                            ------------------------------------
                                          Name: Arthur D. Hindman, as Custodian

                                          /s/ JAMES M. MCCONNELL
                                          --------------------------------------
                                          James M. McConnell

                                          /s/ WILLIAM J. MILLIKEN
                                          --------------------------------------
                                          William J. Milliken

                                          /s/ LINTON A. MOULDING
                                          --------------------------------------
                                          Linton A. Moulding

                                          LINTON A. & JANE E. MOULDING,
                                            AS JOINT TENANTS

                                          By: /s/ LINTON A. MOULDING
                                            ------------------------------------
                                          Name: Linton A. Moulding, as Joint
                                          Tenant

                                          -and-

                                          By: /s/ JANE E. MOULDING
                                            ------------------------------------
                                          Name: Jane E. Moulding, as Joint
                                          Tenant

                                          /s/ NORMAN L. SMITH
                                          --------------------------------------
                                          Norman L. Smith

                                          /s/ CAROLYN SMITH
                                          --------------------------------------
                                          Carolyn Smith

                                          /s/ HELEN L. BURR
                                          --------------------------------------
                                          Helen L. Burr

                                   SCHEDULE I

         NAME AND ADDRESS OF STOCKHOLDERS           NUMBER OF OWNED SHARES    NUMBER OF 401(k) SHARES
         --------------------------------           ----------------------    -----------------------
George S. Burr....................................         259,206*                        0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Harold Hindman....................................          37,005**                       0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Harold Hindman Trust..............................         492,814***                      0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Joseph E. Amaral..................................          29,000                     4,215
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Kenneth L. Andersen...............................          25,328                    11,273
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
John R. Barrett...................................          25,000                     2,553
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Jonathan L. Burr..................................          82,014                     3,437
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
The Jonathan L. Burr Trust -- 1965................          60,750                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Yahya Gharagozlou.................................          25,000                     1,892
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Arthur D. Hindman.................................          34,775                     8,100
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Arthur D. Hindman Trust...........................          15,186                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Nancy Hindman.....................................           1,000                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Benjamin Hindman..................................          17,575                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021

         NAME AND ADDRESS OF STOCKHOLDERS           NUMBER OF OWNED SHARES    NUMBER OF 401(k) SHARES
         --------------------------------           ----------------------    -----------------------
Sarah Hindman.....................................          10,800                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Nathaniel Hindman.................................          11,825                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
James M. McConnell................................         211,112                     4,413
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
William J. Milliken...............................          20,500                        49
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Linton A. Moulding................................          25,000                     6,476
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Linton A. & Jane E. Moulding,.....................          13,547                         0
as Joint Tenants
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Norman L. Smith...................................          26,720                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Carolyn Smith.....................................           2,000                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021
Helen L. Burr.....................................          91,550                         0
c/o Instron Corporation
100 Royall Street
Canton, MA 02021

---------------

  * 4,200 of these shares are held in street name in a cash account at Tucker Anthony.

 ** 23,775 of these shares are held in a margin account at PaineWebber
    Incorporated and 13,020 of these shares are held in street name in a margin account at Tucker Anthony.

*** Harold Hindman and Robert Shapiro, as Trustees, have shared voting and dispositive power with respect to these shares. 255,797 of these shares are held in street name a margin account at BT Alex. Brown Incorporated.